SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 22, 2003

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 623-8800

(Former name or former address if changed since last report)

Item 5.    Other Events.

On December 22, 2003, IMPAC Medical Systems, Inc. (“IMPAC”) issued a press release announcing that the U.S. Bankruptcy Court for the Southern District of New York entered an order on December 19, 2003 approving the sale to IMPAC of substantially all of the assets and certain liabilities of Tamtron Corporation (“Tamtron”) and Medical Registry Services, Inc. (“MRS”), the PowerPath® pathology information management and cancer registry information system businesses of IMPATH Inc. (“IMPATH”), pursuant to an asset purchase agreement entered into by the parties on November 24, 2003. The transaction is valued at approximately $22 million in cash and the assumption of certain liabilities.

On December 23, 2003, IMPAC issued a press release announcing that IMPAC has completed the acquisition of substantially all of the assets and certain liabilities of Tamtron and MRS.

IMPATH, Tamtron and MRS are operating as debtors-in-possession in a chapter 11 case under the Bankruptcy Code.

Item 7.    Financial Statements and Exhibits.

(a)    Not applicable

(b)    Not applicable

(c)    Exhibits.

99.1    IMPAC Medical Systems, Inc. Press Release dated December 22, 2003.

99.2    IMPAC Medical Systems, Inc. Press Release dated December 23, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO

Kendra A. Borrego Chief Financial Officer

Date:  December 23, 2003

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EXHIBIT INDEX

Exhibit No.	Description
99.1	IMPAC Medical Systems, Inc. Press Release dated December 22, 2003.

99.2	IMPAC Medical Systems, Inc. Press Release dated December 23, 2003.